Exhibit 5(a)





                                                     April 11, 2002

American Electric Power Company, Inc.
1 Riverside Plaza
Columbus, Ohio  43215

Ladies and Gentlemen:

                  We have acted as counsel to American Electric Power Company, Inc. a New York corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) Senior Notes; (ii) shares of Common Stock of the Company, par value $6.50 per share (the "Common Stock");
(iii) Junior Subordinated Debentures ("Junior Subordinated Debentures"); (iv) Trust Preferred Securities of AEP Capital Trust I, AEP Capital Trust II and AEP Capital Trust III ("Trust Preferred Securities"); (v)guarantees of the Company to be issued in connection with the Trust Preferred Securities (the "Guarantees"); (vi) Stock Purchase Contracts for purchase and sale of Common Stock (the "Stock Purchase Contracts"); (vii) Stock Purchase Units of the Company, consisting of (a) a Stock Purchase Contract and (b) a beneficial interest in Senior Notes, Junior Subordinated Debentures, Trust Preferred Securities or debt obligations of third parties (including U.S. Treasury Securities) (the "Stock Purchase Units"); and (viii) Common Stock which may be issued upon exercise of Stock Purchase Contracts. The Common Stock, the Senior Notes, the Junior Subordinated Debentures, the Guarantees, the Stock Purchase Contracts and the Stock Purchase Units are hereinafter referred to collectively as the "Securities". The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus and pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $3,000,000,000.

                  The Senior Notes will be issued under an Indenture (the "Senior Indenture") dated as of May 1, 2001 between the Company and The Bank of New York, as Trustee (the "Senior Trustee"). The Junior Subordinated Debentures will be issued under an Indenture (the "Subordinated Indenture") between the Company and The Bank of New York, as Trustee (the "Subordinated Trustee"). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the "Indentures". The Trust Preferred Securities will be issued under one or more Amended and Restated Trust Agreements (the "Trust Agreement"). The Guarantees will be issued pursuant to one or more Guarantee Agreements (the "Guarantee Agreement") between the Company and The Bank of New York, as Trustee (the "Guarantee Trustee"). The Stock Purchase Contracts will be issued pursuant to a Stock Purchase Contract Agreement (the "Stock Purchase Contract Agreement") between the Company and The Bank of New York, as Stock Purchase Contract Agent (the "Stock Purchase Contract Agent").


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                  We have examined the Registration Statement, a form of the share certificate, the Senior Indenture, the form of the Subordinated Indenture and the form of Stock Purchase Contract Agreement, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

                  In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) the Senior Indenture is the valid and legally binding obligation of the Senior Trustee; (2) at the time of execution, authentication, issuance and delivery of the Junior Subordinated Debentures, the Subordinated Indenture will be the valid and legally binding obligation of the Subordinated Trustee; (3) at the time of execution, issuance and delivery of the Stock Purchase Contracts, the Stock Purchase Contract Agreement will be the valid and legally binding obligation of the Stock Purchase Contract Agent; (4) the Guarantee Agreement will be the valid and legally binding obligation of the Guarantee Trustee; and (5) the Company is validly existing under the laws of New York. We have assumed further that at the time of execution, authentication, issuance and delivery of the Junior Subordinate Debentures , the Subordinate Indenture will have been duly authorized, executed and delivered by the Company. We have assumed further that at the time of execution, issuance and delivery of the Stock Purchase Contracts, the Stock Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company.

                  Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

                  1. With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefore in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company and upon compliance with applicable regulatory requirements, the Common Stock will be validly issued, fully paid and nonassessable.

                  2. With respect to the Senior Notes and the Junior Subordinated Debentures, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Senior Notes and the Junior Subordinated Debentures, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the "Board") and (b) the due execution, authentication, issuance and delivery of such Senior Notes and the Junior Subordinated Debentures, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Senior Notes and Junior Subordinated Debentures will


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constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

                  3. With respect to the Guarantees, assuming (a) the taking of all necessary corporate action to approve the execution and delivery of the Guarantees in the form filed as an exhibit to the Registration Statement by the Board of Directors of the Company and (b) the due execution, authentication, issuance and delivery of the Senior Notes and Junior Subordinated Debentures underlying such Guarantees, upon payment of the consideration therefore provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement and such Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

                  4. With respect to the Stock Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of the Stock Purchase Contract Agreement in the form filed as an exhibit to the Registration Statement and (b) the due execution, issuance and delivery of the Stock Purchase Contracts, upon payment of the consideration for such Stock Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Stock Purchase Contract Agreement and such agreement, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

                  5. With respect to the Stock Purchase Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve
(1) the issuance and terms of the Stock Purchase Units, (2) the execution and delivery of the Stock Purchase Contract Agreement with respect to the Stock Purchase Contracts which are a component of the Stock Purchase Units in the form filed as an exhibit to the Registration Statement and (3) the issuance and terms of the Senior Notes, Junior Subordinated Debentures or Trust Preferred Securities which are a component of the Stock Purchase Units, the terms of the offering thereof and related matters and (b) the due execution, authentication, in the case of such Senior Notes, Junior Subordinated Debentures and Trust Preferred Securities, issuance and delivery of (1) Stock Purchase Units, (2) such Stock Purchase Contracts and (3) such Senior Notes, Junior Subordinated Debentures and Trust Preferred Securities in each case upon the payment of the consideration therefore provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and in accordance with the provisions of the applicable Stock Purchase Contract Agreement, in the case of such Stock Purchase Contracts, and the applicable Indenture, in the case of such Senior Notes and Junior Subordinated Debentures, and the Trust Agreement, in the case of the Trust Preferred Securities, such Stock Purchase Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

                  Our opinions set forth in paragraph 2 through 5 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.


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                  We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5(a) to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus included in the Registration Statement.

                                            Very truly yours

                                            /s/ Simpson Thacher & Bartlett

                                            SIMPSON THACHER & BARTLETT